UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: March 18, 2010

GTX CORP
(Exact name of registrant as specified in its charter)

Nevada	000-53046	98-0493446
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

117 W. 9th Street, #1214 Los Angeles, California		90015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(213) 489-3019

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2010, Global Trek Xploration, (the “Company”), a subsidiary of GTX Corp., entered into a License Agreement with Aetrex Worldwide, Inc. (“Aetrex”) pursuant to which we granted Aetrex the right to embed our GPS tracking device into certain footwear products manufactured and sold by Aetrex.  Aetrex is widely recognized as the global leader in pedorthic footwear and foot orthotics.  The purpose of the License Agreement is to grant Aetrex the right to embed the Company’s GPS tracking device into certain footwear products manufactured and sold by Aetrex.  These GPS enabled tracking shoes will track the wearer’s location through the GPS tracking services offered by the Company.

Under the License Agreement, the Company granted Aetrex certain exclusive and non-exclusive rights to (i) embed the Company’s portable GPS tracking system device into footwear, and (ii) manufacture, sell and distribute in the “Territory” certain footwear containing the GPS tracking system device.  Aetrex was granted (a) the exclusive rights to embed the Company’s GPS tracking devices into all adult (male and female) footwear and into insoles, and (b) the non-exclusive rights to embed the tracking devices into athletic footwear and military footwear.  The “Territory” consists of the following:  Aetrex has the exclusive rights to North America (USA, Canada, Mexico), the Middle East (Turkey, Qatar, Saudi Arabia, UAE, Iraq, Israel, Jordan, Cyprus, and Egypt), the European Union, Australia, New Zealand, Japan, and Greece, and the non-exclusive rights to all other countries.

The rights granted to Aetrex under the License Agreement will remain in effect for four years, commencing on the date the Company ships the first GPS tracking device to Aetrex for use in Aetrex’s footwear.  Aetrex has agreed to purchase a substantial number of GPS tracking devices from the Company for use with certain of its footwear products.  In order to retain its exclusive rights, Aetrex must purchase 156,000 devices from us over the four-year term of the license agreement commencing with 6,000 GPS tracking devices in the first year, 25,000 devices during the second year, 50,000 devices during the third year, and 75,000 devices during the fourth year.  The end-users of the GPS enabled Aetrex shoes, predominately seniors afflicted with dementia, will also pay us a monthly service fee, a portion of which will be shared with Aetrex.  Based on the currently anticipated price at which Aetrex will purchase the GPS tracking devices from the Company, plus the monthly service revenues that the Company is projected to receive from users of the Aetrex GPS-enabled shoes, the Company expects to generate multiple millions of dollars of gross revenues from this agreement if Aetrex purchases at least the minimum amounts specified in the agreement.   No assurance can be given that Aetrex will purchase the minimum amounts of the Company’s GPS units required for them to maintain the exclusivity as specified in the license agreement.  The agreement will automatically renew for additional one year periods if Aetrex’s annual purchase of the number of the GPS tracking devices in the preceding year was at least one hundred and fifteen percent (115%) of the prior year’s minimum purchase requirement.

In order to activate the tracking features of the Aetrex shoes, the user of the shoes will have to purchase a monthly cellular connection plan from the Company.  The Company will be responsible for the cellular/GPS activation, for arranging and providing cellular connection services and for collecting the monthly fees.  The Company will receive and retain the recurring monthly fees received from users of the Aetrex embed tracking footwear, although the Company has agreed to remit a varying portion of those monthly fees to Aetrex.   The Company will also be solely responsible for the manufacture, production and supply/sale to Aetrex of the licensed GPS tracking devices, and for repairs, replacements, after-service, and warranties pursuant to its product and services warranties.

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This report contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties.  You should not place undue reliance on those statements because they are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.  Forward-looking statements include statements regarding our plans, objectives, goals, strategies, future events, capital expenditures, future results, our competitive strengths, our business strategy our industry trends and other statements regarding matters that are not historical facts.  These statements often include words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “goal,” “suggest,” “potential” or similar expressions.  These statements are based on assumptions that we have made in light of our industry experience as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.  As you read and consider this report, you should understand that these statements are not guarantees of performance or results.  They involve risks, uncertainties and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. A more complete description of these risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission.

The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

Item 9.01.  Financial Statements and Exhibits.

    (d)               Exhibits

10.1	License Agreement between Global Trek Xploration and Aetrex Worldwide, Inc. dated March 18, 2010

99.1	Press release, to be issued March 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTX CORP

March 23, 2010	By:	/s/ Murray Williams
Name: Murray Williams
Title: Chief Financial Officer